Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cheniere Energy, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-171736 and 333-204432) on Form S-3 and the registration statements (Nos. 333-112379, 333-127266, 333-134886, 333-160017, 333-175297, 333-186451, and 333-207651) on Form S-8 of Cheniere Energy, Inc. of our reports dated February 20, 2018, with respect to the consolidated balance sheets of Cheniere Energy, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedule I (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of Cheniere Energy, Inc.

/s/ KPMG LLP
KPMG LLP

Houston, Texas
February 20, 2018